Exhibit 10.36

THIRD AMENDMENT TO SECOND AMENDED AND
RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of February 20, 2019, by and among MedEquities Realty Operating Partnership, LP, a Delaware limited partnership (“Borrower”), EACH OF THE ENTITIES IDENTIFIED AS “GUARANTORS” ON THE SIGNATURE PAGES OF THIS AMENDMENT (collectively, the “Guarantors”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), individually and as Agent for itself and the other Lenders from time to time a party to the Credit Agreement (as hereinafter defined) (KeyBank, in its capacity as Agent, is hereinafter referred to as “Agent”), and EACH OF THE OTHER “LENDERS” WHICH ARE SIGNATORIES HERETO (together with KeyBank in its capacity as a Lender, hereinafter referred to collectively as the “Lenders”).

W I T N E S S E T H:

WHEREAS, the Borrower, Agent and each of the Lenders are party to that certain Second Amended and Restated Credit Agreement dated as of February 10, 2017, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of December 22, 2017, and that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of October 9, 2018 (the “Second Amendment”; as such Credit Agreement has been and may be varied, extended, supplemented, consolidated, replaced, increased, renewed, modified or amended from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Guarantors executed and delivered to Agent and the Lenders that certain Second Amended and Restated Unconditional Guaranty of Payment and Performance dated as of February 10, 2017 (the “Guaranty”), or subsequently joined as a “Guarantor” thereunder pursuant to a Joinder Agreement;

WHEREAS, the Borrower and the Guarantors have requested that the Agent and the Lenders make certain modifications to the Credit Agreement and Agent and the Lenders have consented to such modifications, subject to the execution and delivery of this Amendment.

NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

Definitions

.  Capitalized terms used in this Amendment, but which are not otherwise expressly defined in this Amendment, shall have the respective meanings given thereto in the Credit Agreement.

Modifications of the Credit Agreement

.  The Borrower, Agent and the Lenders do hereby modify and amend the Credit Agreement as follows:

(a)By inserting the following definitions in §1.1 of the Credit Agreement, in the appropriate alphabetical order:

“Definitive Agreement.  That certain Agreement and Plan of Merger dated as of January 2, 2019 by and among Omega Healthcare Investors, Inc., a Maryland corporation,

OHI Healthcare Properties Limited Partnership, a Delaware limited partnership, REIT, General Partner and Borrower.

Distribution Conditions.  The Distribution Conditions shall exist when (a) the final affirmative vote in favor of the merger contemplated by the Definitive Agreement by such shareholders of the REIT as are required to approve such merger shall have occurred and be effective, (b) the Definitive Agreement has not been terminated, (c) neither the Borrower, the REIT nor any of their Subsidiaries has received any notice that any event or circumstance has occurred which would permit, with notice or the passage of time, or both, the termination of the Definitive Agreement, and (d) after due inquiry, neither the Borrower, the REIT nor any of their Subsidiaries otherwise has any knowledge that, any event or circumstance has occurred which would permit, with notice or the passage of time, or both, the termination of the Definitive Agreement.

Medistar Notes.  Collectively, (i) that certain Promissory Note in the original principal face amount of $6,700,000.00 dated as of August 1, 2017 by Medistar Gemini, LLC as maker to the order of MRT of Webster TX-IMF, LLC, as amended by that certain First Amendment to Promissory Note dated December 11, 2017, that certain Second Amendment to Promissory Note dated February 16, 2018 (which Second Amendment increased the principal amount of the note to $9,700,000.00), that certain Third Amendment to Promissory Note dated December 28, 2018, and that certain Fourth Amendment to Promissory Note dated January 30, 2019, and (ii) that certain Promissory Note in the original principal face amount of $7,000,000.00 dated as of April 6, 2018 by Medistar Stockton Rehab, LLC as maker to the order of MRT of Stockton CA-IRF, LLC dated as of April 6, 2018, as amended by that certain First Amendment to Promissory Note dated December 28, 2018 and that certain Second Amendment to Promissory Note dated January 30, 2019.

Q4 2018 Dividend.  See §8.7(a).

Replacement Texas Ten Lease.  That certain Amended and Restated Master Lease dated November 20, 2018 by and among various Subsidiary Guarantors, as landlords, and Brownwood IV Enterprises, L.L.C., El Paso VI Enterprises, L.L.C., Graham I Enterprises, L.L.C., Kaufman I Enterprises, L.L.C., Kemp I Enterprises, L.L.C., Kerens Enterprises, L.L.C., Longview III Enterprises, L.L.C., San Antonio I Enterprises, L.L.C., San Antonio II Enterprises, L.L.C., and Mt. Pleasant V Enterprises, L.L.C., as tenants.

Third Amendment Effective Date.  February 20, 2019.”

(b)By deleting in their entirety the definitions of “Adjusted Net Operating Income”, “Borrowing Base Availability”, “Implied Debt Service Coverage Ratio”, “Net Operating Income”, “Swing Loan Commitment”, “Texas Ten Portfolio”, “Total Commitment” and “Total Revolving Credit Commitment” appearing in §1.1 of the Credit Agreement, and inserting in lieu thereof the following:

“Adjusted Net Operating Income.  On any date of determination with respect to any period, an amount equal to the sum of:

(a)with respect to Newly-Built Properties that are included in the calculation of Borrowing Base Availability, the Net Operating Income from such Borrowing Base Properties for the trailing twelve (12) month period; plus

(b)with respect to Stabilized Properties that are MOBs (including, for the avoidance of doubt, those with Major Tenants) that are included in the calculation of Borrowing Base Availability, the Net Operating Income from such Borrowing Base Properties for the trailing twelve (12) month period; plus

(c)with respect to EBITDAR Stabilized Properties (other than MOBs and SNFs) that are included in the calculation of Borrowing Base Availability, the lesser of:

(i)the Net Operating Income from such Borrowing Base Properties for the trailing twelve (12) month period, and

(ii)the amount that would result from dividing (A) an amount equal to (X) the trailing twelve (12) month Tenant EBITDAR for such Borrowing Base Property less (Y) the Capital Reserves relating to the applicable Borrowing Base Property for such period, by (B) 1.40; plus

(d)with respect to EBITDAR Stabilized Properties that are SNFs that are included in the calculation of Borrowing Base Availability, the lesser of:

(i)the Net Operating Income from such Borrowing Base Properties for the trailing twelve (12) month period, and

(ii)the amount that would result from dividing (A) an amount equal to (X) the trailing twelve (12) month Tenant EBITDAR for such Borrowing Base Property less (Y) the Capital Reserves relating to the applicable Borrowing Base Property for such period, by (B) 1.20.

Notwithstanding the foregoing, (x) with respect to the Texas Ten Portfolio only, if all of the properties in the Texas Ten Portfolio are leased to a single tenant pursuant to a master lease which is cross-defaulted, and all of the properties subject to the master lease are Borrowing Base Properties, then for the purposes of calculating the ratio in clause (d)(ii) with respect to the Texas Ten Portfolio, all of such Borrowing Base Assets subject to such master lease shall be included in calculating such ratio (provided further that the financial and operating reports with respect to such properties shall be provided to Agent on an individual and aggregate basis), and (y) with respect to the Texas Ten Real Estate only, for the period from January 1, 2019 through and including June 30, 2019, the Borrowing Base Availability shall be determined pursuant to clause (d)(i) above only, and for the period thereafter, the calculation of Tenant EBITDAR for the Texas Ten Real Estate shall be determined (1) for the period commencing July 1, 2019 and ending September 30, 2019, by annualizing the Tenant EBITDAR for the Texas Ten Real Estate for the period of January 1, 2019 through and including June 30, 2019, (2) for the period commencing October 1, 2019 and ending December 31, 2019, by annualizing the Tenant EBITDAR for the Texas Ten Real Estate for the period of January 1, 2019 through and including September 30, 2019, and (3) thereafter by using Tenant EBITDAR for the Texas Ten Real Estate on a trailing twelve (12) month basis.  Notwithstanding the foregoing, for the calculation pursuant to clauses (c) and (d) above for assets that were previously considered Newly-Built Properties, the calculation of Tenant EBITDAR will initially be based on annualized trailing six (6) month Tenant EBITDAR at the applicable property for the first quarter after inclusion as an EBITDAR Stabilized Property, annualized trailing nine (9) month Tenant EBITDAR at the property for the second quarter after inclusion as an EBITDAR Stabilized Property, and twelve (12) month trailing Tenant EBITDAR at the property for all subsequent periods.  The calculation of Adjusted Net Operating Income shall exclude any property that is no longer a Borrowing Base Property.

Borrowing Base Availability.

(1)For the period commencing on the Second Amendment Effective Date through and including December 31, 2018, the sum of:

(a)for Borrowing Base Properties and Borrowing Base Loans included in the calculation of Borrowing Base Availability (excluding the Texas Ten Portfolio), the lower of:

(i)(A) the sum of (1) the Borrowing Base Property Amount plus (2) the sum of the Borrowing Base Mortgage Loan Amounts determined for each Borrowing Base Loan, multiplied by (B) 0.60; and

(ii)the maximum principal amount of Loans and Letter of Credit Liabilities that would not cause the Implied Debt Service Coverage Ratio (with the Net Operating Income and Borrowing Base Loan Interest components of such ratio calculated with respect to the applicable Borrowing Base Assets only) to be less than 1.45 to 1.00;

plus

(b)until the first to occur of (i) the Texas Ten Revaluation Date and (ii) December 31, 2018, for the Texas Ten Real Estate the sum of $42,648,000.00, and if the Texas Ten Revaluation Date occurs prior to December 31, 2018, thereafter under this clause (1) through and including December 31, 2018 the Borrowing Base Availability attributable to the Texas Ten Real Estate shall be determined in accordance with clause (1)(a) of this definition (without giving effect to the parenthetical in clause (1)(a) therein).

(2)

For the period commencing on January 1, 2019 through and including June 30, 2019, for Borrowing Base Properties and Borrowing Base Loans included in the calculation of Borrowing Base Availability, the lower of:

(a)(i)the sum of (A) the Borrowing Base Property Amount plus (B) the sum of the Borrowing Base Mortgage Loan Amounts determined for each Borrowing Base Loan, multiplied by (ii) 0.60; and

(b)the maximum principal amount of Loans and Letter of Credit Liabilities that would not cause the Implied Debt Service Coverage Ratio (with the Net Operating Income and Borrowing Base Loan Interest components of such ratio calculated with respect to the applicable Borrowing Base Assets only) to be less than 1.50 to 1.00.

(3)	For the period commencing July 1, 2019 and continuing thereafter, the sum of:

(a)for Borrowing Base Properties included in the calculation of Borrowing Base Availability that are SNFs and MOBs, the lower of:

(i)for each such Borrowing Base Property, (A) the lowest of the Appraised Value of such Borrowing Base Property and the Borrowing Base Property Cost of such Borrowing Base Property, multiplied by (B) 0.60; and the aggregate amount pursuant to this clause (3)(a)(i) shall be the sum of such amounts determined for each such Borrowing Base Property; and

(ii)the maximum principal amount of Loans and Letter of Credit Liabilities that would not cause the Implied Debt Service Coverage Ratio (with the Net Operating Income component of such ratio calculated with respect to SNFs and MOBs only) to be less than 1.50 to 1.00;

plus

(b)for Borrowing Base Properties included in the calculation of Borrowing Base Availability that are not SNFs and MOBs, the lower of:

(i)for each such Borrowing Base Property, (A) the lower of the Appraised Value of such Borrowing Base Property and the Borrowing Base Property Cost of each such Borrowing Base Property, multiplied by (B) 0.50; and the aggregate amount pursuant to this clause (3)(b)(i) shall be the sum of such amounts determined for each such Borrowing Base Property, and

(ii)the maximum principal amount of Loans and Letter of Credit Liabilities that would not cause the Implied Debt Service Coverage Ratio (with the Net Operating Income component of such ratio calculated with respect to Borrowing Base Properties that are not SNFs or MOBs only) to be less than 1.75 to 1.00;

plus

(c)the aggregate Borrowing Base Mortgage Loan Amount as determined for each Borrowing Base Loan multiplied by 0.35.

Implied Debt Service Coverage Ratio.  For the period from the Second Amendment Effective Date through and including June 30, 2019, the Implied Debt Service Coverage Ratio shall be the ratio of (a) the sum of (i) Adjusted Net Operating Income from the Borrowing Base Properties included in the calculation of Borrowing Base Availability plus (ii) Borrowing Base Loan Interest from the Borrowing Base Loans included in the calculation of Borrowing Base Availability, divided by (b) the Implied Debt Service Coverage Amount.  For the period commencing on July 1, 2019 and continuing thereafter, the Implied Debt Service Coverage Ratio shall be the ratio of (x) Adjusted Net Operating Income from the Borrowing Base Properties included in the calculation of Borrowing Base Availability, divided by (y) the Implied Debt Service Coverage Amount.

Net Operating Income.  For any Real Estate and for a given period, an amount equal to the sum of (a) the rents, common area reimbursements and other income for such Real Estate for such period received in the ordinary course of business from tenants in occupancy paying rent (excluding any reserve amounts received by a Person from tenants in accordance with the terms of their Leases, pre-paid rents and revenues, security deposits except to the extent applied in satisfaction of tenants’ obligations for rent, and any non-recurring fees, charges or amounts) minus (b) all expenses paid or accrued and related to the ownership, operation or maintenance of such Real Estate for such period, including, but not limited to, taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Real Estate, but specifically excluding general overhead expenses of REIT and its Subsidiaries, any property management fees, in each case, in connection with such Real Estate), minus (c) excluding Real Estate which is encumbered by a Borrowing Base Loan, the greater of (i) actual property management expenses of such Real Estate, and (ii) an amount equal to three percent (3%) of the gross revenues from such Real Estate, minus (d) all rents, common area reimbursements and other income for such Real Estate received from tenants in default of payment or other material obligations under their lease (provided that the failure of the Fundamental Tenant alone to pay the deferred rent and replacement reserves relating to the Fundamental Rent Deferment and interest payable with respect thereto shall not be deemed for the purpose of this clause (d) to disqualify the other rents received from the Fundamental Tenant from inclusion in Net Operating Income so long as the Fundamental Tenant is not in default of any other payment or other material obligations under the Fundamental Master Lease and so long as the Fundamental Landlords do not otherwise declare a default under the Fundamental Lease or otherwise exercise any rights or remedies thereunder with respect to such deferred rent, reserves and interest or otherwise), or with respect to leases as to which the tenant or any guarantor thereunder is subject to any Insolvency Event; provided, however, that straight line leveling adjustments required under GAAP and amortization of deferred market rent into income pursuant to ASC 805 shall be excluded from the calculation of Net Operating Income.  For the purposes of determining the Implied Debt Service Coverage Ratio, except as provided below, Net Operating Income from the Borrowing Base Properties shall be calculated on a rolling quarterly annualized basis (that is, if such Real Estate has been owned, or with respect to the Texas Ten Portfolio, leased pursuant to the Replacement Texas Ten Lease, only for one (1) full quarter, by multiplying the result for the current quarter times four (4), if such Real Estate has been owned, or with respect to the Texas Ten Portfolio, leased pursuant to the Replacement Texas Ten Lease, only for two (2) full quarters, by multiplying the results for the prior two (2) quarters by two (2); or if such Real Estate has been owned, or with respect to the Texas Ten Portfolio, leased pursuant to the Replacement Texas Ten Lease, for three (3) full quarters, by multiplying the results for the previous three (3) quarters by 4/3), and the first quarter in the calculation shall be the first full quarter of ownership or lease pursuant to the Replacement Texas Ten Lease, as applicable.  Notwithstanding the foregoing, any payment received with respect to the real estate included in the Texas Ten Portfolio prior to the effectiveness of the Replacement Texas Ten Lease and not paid pursuant to the Replacement Texas Ten Lease shall not be included in the calculation of Net Operating Income.  Notwithstanding the foregoing and for the avoidance of doubt, no payment of deferred rent or reserves relating to the Fundamental Rent Deferment or interest payable with respect thereto shall be included in Net Operating Income.  In the instance that the Borrower or a Subsidiary Guarantor has not owned a Borrowing Base Property for at least one (1) quarter, the historic Net Operating Income shall be used.  To the extent that the historic Net Operating Income is not available for any reason, Borrower may prepare a pro forma of Net Operating Income to be used for one (1) quarter until actual results for such quarter are available, such proforma to be approved by Agent.

Swing Loan Commitment.  An amount equal to Twelve Million Five Hundred Thousand and No/100 Dollars ($12,500,000.00), as the same may be changed from time to time in accordance with the terms of this Agreement.

Texas Ten Portfolio.  The portfolio of ten (10) skilled nursing facilities located in the State of Texas, which are owned by Subsidiary Guarantors and leased pursuant to the Replacement Texas Ten Lease.

Total Commitment.  The sum of the Commitments of the Lenders, as in effect from time to time.  As of the Third Amendment Effective Date, the Total Commitment is Three Hundred Million and No/100 Dollars ($300,000,000.00), and is subject to increase in §2.11.

Total Revolving Credit Commitment.  The sum of the Revolving Credit Commitments of the Revolving Credit Lenders, as in effect from time to time.  As of the Third Amendment Effective Date, the Total Revolving Credit Commitment is One Hundred Seventy-Five Million and No/100 Dollars ($175,000,000.00).  The Total Revolving Credit Commitment may increase in accordance with §2.11.”

(c)By deleting in its entirety §2.9 of the Credit Agreement, and inserting in lieu thereof the following:

“§2.9 Use of Proceeds.  The Borrower will use the proceeds of the Loans solely for the uses and in the amounts described in Schedule 2.9 hereto (which may be to reimburse Borrower or its Subsidiaries for costs previously paid towards such remaining costs), subject to the terms and conditions of this Agreement, and except as provided above in this sentence or with respect to refinancing of Swing Loans made for a purpose permitted under this §2.9 there shall be no additional advances of proceeds of the Loans without the approval of the Required Lenders.  The Borrower shall identify and certify in each Loan Request the purposes shown on Schedule 2.9 for which such proceeds shall be used and the aggregate amount of each permitted use that has been used (including the requested advance) and the amount remaining.”

(d)By inserting the following as §3.2(f) of the Credit Agreement:

“(f)

In the event there shall have occurred any voluntary or involuntary payment or prepayment of principal of any Medistar Note, or any other event (including, without limitation, a casualty to or condemnation of a property securing or relating to a Medistar Note) resulting in a prepayment of any Medistar Note, or any other recovery or monetary return by or for Borrower or a Subsidiary of Borrower, whether directly or otherwise, with respect to any Medistar Note, Borrower shall, within two (2) Business Days of receipt of such payment, prepayment, recovery or other return, pay the amount thereof to the Agent for the account of the Lenders for application to the Loans as provided in §3.4, together with any additional amounts payable pursuant to §4.7.”

(e)By deleting the word “and” appearing at the end of §7.4(n) of the Credit Agreement, by renumbering §7.4(o) of the Credit Agreement as §7.4(p) of the Credit Agreement, and by inserting the following as §7.4(o) of the Credit Agreement:

“(o)

Within ten (10) days of the end of each calendar month, a statement certified by the chief financial officer of the REIT of the outstanding principal balance of each Medistar Note as of the end of the preceding calendar month, and whether any payment, prepayment, or other recovery or return described in §3.2(f) with respect to any Medistar Note occurred in the preceding calendar month; and”

(f)By deleting in its entirety §8.7(a) of the Credit Agreement and inserting in lieu thereof the following:

“(a)

The Borrower shall not pay any Distribution to the partners, members or other owners of the Borrower, and General Partner and REIT shall not pay any Distribution to their partners, members or other owners, to the extent that the aggregate amount of such Distributions paid, when added to the aggregate amount of all other Distributions paid in any period of four (4) consecutive calendar quarters, exceeds ninety-five percent (95%) of such Person’s Funds from Operations for such period (provided that the period of measurement shall commence January 1, 2017 and such test in this §8.7(a) shall be tested by annualizing the results from such quarter until four (4) consecutive calendar quarters thereafter have elapsed); provided that the limitations contained in this §8.7(a) shall not preclude Distributions in an amount equal to the minimum distributions required under the Code to maintain the REIT Status of REIT, as evidenced by a certification of the principal financial or accounting officer of REIT containing calculations in detail reasonably satisfactory in form and substance to the Agent.  Notwithstanding the foregoing, the Borrower, the General Partner and the REIT shall not declare or pay any Distributions on or prior to June 30, 2019, except that the Borrower, the General Partner and the REIT, subject to the other terms of this §8.7, (i) may declare (but shall not pay) Distributions relating to the fourth (4th) calendar quarter of 2018 in an amount not in excess of $0.21 per share of common stock of the REIT (the “Q4 2018 Dividend”), (ii) may pay the Distributions described in §8.7(a)(i) provided that the Distribution Conditions exist, and (iii) may declare and pay, in addition to the Q4 2018 Dividend, the “Pre-Closing Dividend”, as such term is defined in the Definitive Agreement as in effect on January 2, 2019, provided that the Distribution Conditions exist; provided further that any Q4 2018 Dividend paid on or after January 1, 2019 shall only be paid from Unrestricted Cash of the Borrower or the REIT and the payment thereof shall not violate this Agreement, any Applicable Law or the Definitive Agreement.”

(g)By inserting the following as §8.16 of the Credit Agreement:

“§8.16

Non-Encumbrance.  Without implying any limitation upon the generality of §8.2, the Borrower will not, and will not permit any other Person to, create or incur or suffer to be created or incurred or to exist (a) any lien, encumbrance, mortgage, pledge, negative pledge, charge, restriction or other security interest of any kind upon any Medistar Note or any other document, agreement or instrument evidencing, securing or relating thereto, or (b) any provision of a document, instrument or agreement (other than a Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on any Medistar Note or any other document, agreement or instrument evidencing, securing or relating thereto, as security for the Obligations.”

(h)By inserting the following as §9.11 of the Credit Agreement:

“§9.11

Liquidity.  In the event that the Borrower, General Partner or REIT shall pay any Q4 2018 Dividend on or after the Third Amendment Effective Date, the Borrower will not at any time permit the amount of its Unrestricted Cash and Cash Equivalents to be less than $2,000,000.00.”

(i)By deleting in its entirety Schedule 1.1 attached to and made a part of the Credit Agreement, and inserting in lieu thereof Schedule 1.1 attached to this Amendment.

(j)By deleting in its entirety Schedule 2.9 attached to and made a part of the Credit Agreement, and inserting in lieu thereof Schedule 2.9 attached to this Amendment.

3.Definitive Agreement.  The Agent and the Lenders acknowledge that Borrower, General Partner and REIT have entered into the Definitive Agreement.  Nothing herein shall be deemed a waiver of any covenant, term or other provision of the Credit Agreement or the other Loan Documents, including without limitation §8.4 of the Credit Agreement and the definition of “Change of Control.”

4.Reduction of Revolving Credit Commitment and Swing Loan Commitment.  Upon the effectiveness of this Amendment, the Swing Loan Commitment, the Total Revolving Credit Commitment and the Total Commitment shall be reduced as provided in this Amendment.  Each Revolving Credit Loan of a Revolving Credit Lender shall continue to be held by such Revolving Credit Lender and be evidenced by this Agreement and such Revolving Credit Lenders’ Revolving Credit Note.  Exhibit A attached to this Amendment sets forth the outstanding principal balance of the Revolving Credit Loans made by each Revolving Credit Lender as of the date of this Amendment.  Each Swing Loan of the Swing Loan Lender shall continue to be held by the Swing Loan Lender and evidenced by this Agreement and the Swing Loan Note.  The Swing Loan Commitment of the Swing Loan Lender and the Revolving Credit Commitment of each Revolving Credit Lender shall be as set forth in this Amendment, notwithstanding that the face amount of the Swing Loan Note exceeds the Swing Loan Commitment and the face amount of each Revolving Credit Lender’s Revolving Credit Note exceeds the amount of such Revolving Credit Lender’s Revolving Credit Commitment.”

References to Loan Documents

.  All references in the Loan Documents to the Credit Agreement shall be deemed a reference to the Credit Agreement as modified and amended herein.

Consent of Borrower and the Guarantors

.  By execution of this Amendment, Borrower and the Guarantors hereby expressly consent to the modifications and amendments relating to the Credit Agreement as set forth herein and any other agreements executed contemporaneously herewith, and Borrower and Guarantors hereby acknowledge, represent and agree that the Credit Agreement, as modified and amended herein, and the other Loan Documents (including without limitation the Guaranty) remain in full force and effect and constitute the valid and legally binding obligation of Borrower and Guarantors, respectively, enforceable against such

Persons in accordance with their respective terms, and that the Guaranty extends to and applies to the foregoing documents as modified and amended.

Representations

.  Borrower and Guarantors represent and warrant to Agent and the Lenders as follows:

(a)Authorization

.  The execution, delivery and performance of this Amendment and any other documents executed in connection herewith and the transactions contemplated hereby and thereby (i) are within the authority of Borrower and Guarantors, (ii) have been duly authorized by all necessary proceedings on the part of such Persons, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of such Persons is subject or any judgment, order, writ, injunction, license or permit applicable to such Persons, (iv) do not and will not conflict with or constitute a default or a breach or give rise to a right of termination (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement or certificate, certificate of formation, operating agreement, articles of incorporation or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument (including without limitation the Definitive Agreement) binding upon, any of such Persons or any of its properties or to which any of such Persons is subject, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Persons, other than the liens and encumbrances created by the Loan Documents.

(b)Enforceability

.  This Amendment and any other documents executed in connection herewith are the valid and legally binding obligations of Borrower and Guarantors enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity.

(c)Approvals

.  The execution, delivery and performance of this Amendment and any other documents executed in connection herewith and the transactions contemplated hereby and thereby do not require the approval or consent of or approval of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained.

(d)Reaffirmation

.  After giving effect to this Amendment, each and every representation and warranty made by the Borrower, the Guarantors and their respective Subsidiaries in the Loan Documents or otherwise made by or on behalf of such Persons in connection therewith are true and correct in all material respects (subject to §1.2(m) of the Credit Agreement) as of the date hereof except for representations or warranties that expressly relate to an earlier date.

(e)Leases

.  Each of the Leases relating to each Borrowing Base Property included in the calculation of Borrowing Base Availability is in full force and effect in accordance with its respective terms without any payment default or any other material default thereunder (without regard to any grace or notice and cure period), nor are there any defenses, counterclaims, offsets, concessions or rebates available to a tenant thereunder, and neither the Borrower nor any Guarantor has given or made any notice of any payment or other material default, or any claim, with respect to any of the Leases, and to the best of the knowledge and belief of the Borrower, there is no basis for any such claim or notice of default by any tenant.  Borrower and Guarantors have delivered to Agent copies of all notices of default delivered to any Major Tenant or Operator under a Lease or Operators’ Agreement, as applicable, with respect to a Borrowing Base Asset.  Except as described in Paragraphs 4(a) and (b) of the Second Amendment, there have been no amendments, modifications, concessions or waivers (whether written or oral) of any Lease relating to a Borrowing Base Property included in the calculation of Borrowing Base Availability or Operators’ Agreement which have not been delivered to and approved by Agent.

(f)No Default

.  No Default or Event of Default has occurred and is continuing or will arise or occur after the execution and delivery of this Amendment and any other documents executed in connection herewith.

Waiver of Claims

.  Borrower and Guarantors acknowledge, represent and agree that Borrower and Guarantors as of the date hereof have no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loans or with respect to any acts or omissions of Agent or any of the Lenders, or any past or present directors, officers, agents or employees of Agent or any of the Lenders, and each of Borrower and Guarantors does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

Ratification

.  Except as hereinabove set forth or in any other document previously executed or executed in connection herewith, all terms, covenants and provisions of the Credit Agreement and the other Loan Documents remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Credit Agreement and the other Loan Documents.  Nothing in this Amendment or the other documents executed in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower and Guarantors under the Loan Documents (including without limitation the Guaranty).  By execution of this Amendment, Borrower and Guarantors hereby acknowledge and agree that Agent and the Lenders have made no agreement, and are in no way obligated, to grant any future extension, waiver, indulgence or consent.

Counterparts

.  This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.

Miscellaneous

.  THIS AMENDMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Credit Agreement.

Effective Date

.  The effectiveness of this Amendment is subject to receipt by the Agent of each of the following, each in form and substance reasonably satisfactory to the Agent:

(a)A counterpart of this Amendment duly executed by the Borrower, Guarantors, the Required Lenders and Agent;

(b)An updated Borrowing Base Certificate and Compliance Certificate (giving effect to the amendments set forth in this Amendment);

(c)Borrower shall have paid to Agent for the account of each Lender executing this Amendment the fees set forth in a separate letter between Borrower and the Agent;

(d)Such other certificates, documents, instruments, agreements and resolutions as the Agent may reasonably request; and

(e)The Borrower shall have paid the reasonable out-of-pocket fees and expenses of Agent in connection with this Amendment and the transactions contemplated hereby.

No Impairment

.  Except as otherwise expressly provided herein, nothing herein contained shall in any way (a) impair or affect the validity and priority of the lien of the Security Documents (as defined in the Credit Agreement); (b) alter, waive, annul or affect any provision, condition or covenant in the Loan Documents; or (c) affect or impair any rights, powers or remedies under the Loan Documents.  No course of dealing, forbearance, delay, omission or inaction by the Agent or the Lenders in the exercise of their rights and remedies, and no continuing performance by the Agent, the Lenders, the Borrower or the Guarantors under the Loan Documents: (x) shall constitute (i) a waiver, modification or an alteration of the terms, conditions, or covenants of any Loan Document, all of which remain in full force and effect; or (ii) a waiver, release, or limitation upon the Agent’s or the Lenders’ exercise of any of their rights and remedies thereunder or which may otherwise be available at law or in equity, or otherwise be prejudicial thereto, all of which rights and remedies are hereby expressly reserved; or (y) shall relieve or release the Borrower or any Guarantor in any way from any of their respective covenants, agreements, duties, or obligations under the Loan Documents.  It is the intent of the parties hereto that all the terms and provisions of the Loan Documents shall continue in full force and effect, except as modified by this Amendment and the other documents executed and delivered herewith.  Nothing in this Amendment shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower or Guarantors under the Loan Documents.

Amendment as Loan Document

.  This Amendment shall constitute a Loan Document.

Final Agreement

.  THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto, acting by and through their respective duly authorized officers and/or other representatives, have duly executed this Amendment, under seal, as of the day and year first above written.

BORROWER:

MEDEQUITIES REALTY OPERATING PARTNERSHIP, LP, a Delaware limited partnership

By:	MedEquities OP GP, LLC, a Delaware limited liability company, its general partner

By:/s/ Jeffery C. Walraven
Name: Jeffery C. Walraven
Title: EVP and CFO

(SEAL)

[Signatures Continue On Next Page]

GUARANTORS:

MEDEQUITIES REALTY TRUST, INC.,
a Maryland corporation

By:/s/ Jeffery C. Walraven
Name: Jeffery C. Walraven
Title: EVP and CFO

(SEAL)

MEDEQUITIES OP GP, LLC,
a Delaware limited liability company

By:/s/ Jeffery C. Walraven
Name: Jeffery C. Walraven
Title: EVP and CFO

(SEAL)

MEDEQUITIES REALTY TRS, LLC,
a Delaware limited liability company

By:/s/ Jeffery C. Walraven
Name: Jeffery C. Walraven
Title: EVP and CFO

(SEAL)

[Signatures Continue On Next Page]

[Signature Page to Third Amendment to Second Amended and Restated Credit Agreement–KeyBank/MedEquities]

MRT OF KENTFIELD CA – LTACH, LLC,

MRT OF LAS VEGAS NV – LTACH, LLC,

MRT OF SPARTANBURG SC - SNF, LLC,

MRT OF BROWNSVILLE TX - MOB, LLC,

MRT OF AMARILLO TX – 1ST MORTGAGE IRF, LLC,

MRT OF SPRINGFIELD MA – 1ST MORTGAGE ACH, LLC,

MRT OF LAKEWAY TX-ACH, LLC,

MRT OF FORT WORTH TX – SNF, LLC,

MRT OF LAS VEGAS NV – ACH, LLC,

MRT OF LA MESA CA – SNF, LLC,

MRT OF UPLAND CA – SNF/ALF, LLC,

MRT OF NATIONAL CITY CA – SNF I, LLC,
MRT OF NATIONAL CITY CA – SNF II, LLC,

MRT OF BROWNWOOD TX - SNF, LLC,

MRT OF EL PASO TX - SNF, LLC,

MRT OF GRAHAM TX - SNF, LLC,

MRT OF KAUFMAN TX - SNF, LLC,

MRT OF KEMP TX - SNF, LLC,

MRT OF KERENS TX - SNF, LLC,

MRT OF LONGVIEW TX - SNF, LLC,

MRT OF MT. PLEASANT TX - SNF, LLC,

MRT OF SAN ANTONIO TX - SNF II, LLC,

MRT OF SAN ANTONIO TX - SNF I, LLC,

MRT OF SAN DIEGO CA – SNF, LLC,

MRT OF HOUSTON TX – EAST FREEWAY ACH, LLC,

MRT OF TOLLAND CT – SNF, LLC,

MRT OF BROOKVILLE IN – SNF, LLC,

MRT OF LIBERTY IN – SNF, LLC,

MRT OF TEXAS - ATF, LLC,

MRT OF NEVADA - ATF, LLC,

MRT OF NEW ALBANY IN - IRF, LLC,

MRT OF BOISE ID-IPH, LLC, and

MRT OF ANDERSONVILLE TN - PRTF, LLC,

each a Delaware limited liability company

By: /s/ Jeffery C. Walraven
Name: Jeffery C. Walraven

Title: EVP and CFO

(SEAL)

[Signatures Continue On Next Page]

[Signature Page to Third Amendment to Second Amended and Restated Credit Agreement–KeyBank/MedEquities]

LENDERS:

KEYBANK NATIONAL ASSOCIATION, individually and as Agent

/s/ Grant Saunders
Name: Grant Saunders
Title: Senior Vice President

By: /s/ Grant Saunders
Name: Grant Saunders
Title: Senior Vice President

JPMORGAN CHASE BANK, N.A.

By: /s/ Nadeige Dang
Name: Nadeige Dang
Title: Executive Director

CITIBANK, N.A.

By:/s/ David Bouton
Name: David Bouton
Title: Authorized Signatory

CAPITAL ONE, NATIONAL ASSOCIATION

By: /s/ Katarzyna Dobrzanska
Name: Katarzyna Dobrzanska
Title: Duly Authorized Signatory

FIFTH THIRD BANK, an Ohio banking corporation

By:
Name:
Title:

[Signatures Continue On Next Page]

[Signature Page to Third Amendment to Second Amended and Restated Credit Agreement–KeyBank/MedEquities]

CADENCE BANK, N.A.

By: /s/Will Donnelly
Name: Will Donnelly
Title: Assistant Vice President

CITIZENS BANK, N.A.

By: /s/ Frank Kaplan
Name: Frank Kaplan
Title: Vice President

ROYAL BANK OF CANADA

By: /s/ William Behuniak
Name: William Behuniak
Title: Authorized Signatory

RAYMOND JAMES BANK, N.A.

By: /s/ H. Fred Coble, Jr.
Name: H. Fred Coble, Jr.
Title: Managing Director

PINNACLE BANK

By: /s/ Allison H. Jones
Name: Allison H. Jones
Title: Senior Vice President

RENASANT BANK

By: /s/ Craig Gardella
Name: Craig Gardella
Title: EVP

[Signatures Continue On Next Page]

[Signature Page to Third Amendment to Second Amended and Restated Credit Agreement–KeyBank/MedEquities]

HANCOCK WHITNEY BANK
(formerly known as Whitney Bank dba Hancock Bank)

By: /s/ Brian Wille
Name: Brian Wille
Title: Senior Vice President

CAPSTAR BANK

By: /s/ David A. Bertani
Name: David A. Bertani
Title: SVP, Healthcare Group

[Signature Page to Third Amendment to Second Amended and Restated Credit Agreement–KeyBank/MedEquities]

SCHEDULE 1.1

LENDERS AND COMMITMENTS

REVOLVING CREDIT COMMITMENT

Name and Address	Revolving Credit Commitment	Revolving Credit Commitment Percentage
KeyBank National Association 4211 W. Boy Scout Boulevard, Suite 570 Tampa, Florida 33607 Attention: Grant Saunders Telephone: (813) 313-5516 Facsimile: (813) 313-5555	$23,333,333.46	13.3333334057%
LIBOR Lending Office: Same as Above
JPMorgan Chase Bank, N.A. 383 Madison Avenue, Floor 24 New York, New York 10179 Attention: Linna Zhang Telephone: (212) 622-2332 Facsimile: ____________	$23,333,333.46	13.3333334057%
LIBOR Lending Office: Same as Above
CitiBank, N.A. 388 Greenwich Street, 6th Floor New York, New York 10013 Attention: Stephanie Liu Telephone: (212) 723-4195 Facsimile: (646) 291-5422	$23,333,333.06	13.3333331771%
LIBOR Lending Office: Same as Above
Capital One, National Association[1] 77 W. Wacker Drive, 10th Floor Chicago, Illinois 60601 Attention: Jeffrey Muchmore Telephone: _______________ Facsimile: (855) 332-1699	$20,588,235.30	11.7647058857%

[1]	Notices of a legal nature to Capital One, National Association shall also be delivered to:
Capital One, National Association
5804 Trailridge Drive
Austin, Texas 78731
Attention: Diana Pennington, Senior Director, Associate General Counsel
Reference: MedEquities Realty Trust
Facsimile: (855) 438-1132

With a copy to:

Capital One, National Association
Two Bethesda Metro Center, Suite 600
Bethesda, Maryland 20814
Attention: Scott Rossbach, Senior Director
Reference: MedEquities Realty Trust
Facsimile: (855) 717-8092

[Signature Page to Third Amendment to Second Amended and Restated Credit Agreement–KeyBank/MedEquities]

Name and Address	Revolving Credit Commitment	Revolving Credit Commitment Percentage
LIBOR Lending Office: Same as Above
Fifth Third Bank 424 Church Street, 5th Floor Nashville, Tennessee 37219 Attention: Vera McEvoy Telephone: (615) 687-8028 Facsimile: (615) 687-3067	$14,411,764.70	8.2352941143%
LIBOR Lending Office: Same as Above
Citizens Bank, N.A. 28 State Street Boston, Massachusetts 02109 Attention: Craig Aframe Telephone: (617) 725-5707 Facsimile: (216) 277-7106	$12,352,941.18	7.0588235314%
LIBOR Lending Office: Same as Above
Raymond James Bank, N.A. 710 Carillon Parkway St. Petersburg, Florida 33733 Attention: James Armstrong Telephone: (727) 567-7919 Facsimile: (866) 205-1396	$12,352,941.18	7.0588235314%
LIBOR Lending Office: Same as Above

Schedule 1.1 – Page 1

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Name and Address	Revolving Credit Commitment	Revolving Credit Commitment Percentage
Royal Bank of Canada Global Loans Administration 20 King Street West, 4th Floor Toronto, Ontario, Canada Attention: Manager, Loans Administration Telephone: (212) 428-6343 Facsimile: (212) 428-2372	$12,352,941.18	7.0588235314%
LIBOR Lending Office: Same as Above
Cadence Bank, N.A. 102 Woodmont Boulevard, Suite 243 Nashville, Tennessee 37205 Attention: Drew Healy Telephone: (615) 345-0209 Facsimile: (205) 488-3320	$10,294,117.64	5.8823529371%
LIBOR Lending Office: Same as Above
Whitney Bank dba Hancock Bank 12 Cadillac Drive, Suite 180 Brentwood, Tennessee 37207 Attention: Brian Wille Telephone: (615) 823-1866 Facsimile: (615) 373-3990	$8,235,294.12	4.7058823543%
LIBOR Lending Office: Same as Above
Pinnacle Bank 150 Third Avenue S., Suite 800 Nashville, Tennessee 37203 Attention: Allison Jones Telephone: (615) 743-6051 Facsimile: (615) 743-6151	$5,352,941.18	3.0588235314%
LIBOR Lending Office: Same as Above
CapStar Bank 201 4th Avenue North, Suite 950 Nashville, Tennessee 37219 Attention: Mark D. Mattson Telephone: (615) 732-6414 Facsimile: (615) 732-6415	$4,941,176.48	2.8235294171%
LIBOR Lending Office: Same as Above

Schedule 1.1 – Page 2

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Name and Address	Revolving Credit Commitment	Revolving Credit Commitment Percentage
Renasant Bank 1820 West End Avenue Nashville, Tennessee 37203 Attention: Craig Gardella Telephone: (615) 234-1625 Facsimile: (615) 340-3027	$4,117,647.06	2.3529411771%
LIBOR Lending Office: Same as Above
TOTAL	$175,000,000.00	100%

* Percentages may not add to 100% due to rounding.

Schedule 1.1 – Page 3

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LENDERS AND COMMITMENTS

TERM LOAN A COMMITMENT

Name and Address	Term Loan A Commitment	Term Loan A Commitment Percentage
KeyBank National Association 4211 W. Boy Scout Boulevard, Suite 570 Tampa, Florida 33607 Attention: Grant Saunders Telephone: (813) 313-5516 Facsimile: (813) 313-5555	$16,666,666.77	13.3333334160%
LIBOR Lending Office: Same as Above
JPMorgan Chase Bank, N.A. 383 Madison Avenue, Floor 24 New York, New York 10179 Attention: Linna Zhang Telephone: (212) 622-2332 Facsimile: ____________	$16,666,666.77	13.3333334160%
LIBOR Lending Office: Same as Above
CitiBank, N.A. 388 Greenwich Street, 6th Floor New York, New York 10013 Attention: Stephanie Liu Telephone: (212) 723-4195 Facsimile: (646) 291-5422	$16,666,666.47	13.3333331760%
LIBOR Lending Office: Same as Above

[2]	Notices of a legal nature to Capital One, National Association shall also be delivered to:
Capital One, National Association
5804 Trailridge Drive
Austin, Texas 78731
Attention: Diana Pennington, Senior Director, Associate General Counsel
Reference: MedEquities Realty Trust
Facsimile: (855) 438-1132

With a copy to:

Capital One, National Association
Two Bethesda Metro Center, Suite 600
Bethesda, Maryland 20814
Attention: Scott Rossbach, Senior Director
Reference: MedEquities Realty Trust
Facsimile: (855) 717-8092

Schedule 1.1 – Page 4

110012211\V-6

Name and Address	Term Loan A Commitment	Term Loan A Commitment Percentage
Capital One, National Association[2] 77 W. Wacker Drive, 10th Floor Chicago, Illinois 60601 Attention: Jeffrey Muchmore Telephone: ________________ Facsimile: (855) 332-1699	$14,705,882.35	11.7647058800%
LIBOR Lending Office: Same as Above
Fifth Third Bank 424 Church Street, 5th Floor Nashville, Tennessee 37219 Attention: Vera McEvoy Telephone: (615) 687-8028 Facsimile: (615) 687-3067	$10,294,117.65	8.2352941200%
LIBOR Lending Office: Same as Above
Citizens Bank, N.A. 28 State Street Boston, Massachusetts 02109 Attention: Craig Aframe Telephone: (617) 725-5707 Facsimile: (216) 277-7106	$8,823,529.41	7.0588235280%
LIBOR Lending Office: Same as Above
Raymond James Bank, N.A. 710 Carillon Parkway St. Petersburg, Florida 33733 Attention: James Armstrong Telephone: (727) 567-7919 Facsimile: (866) 205-1396	$8,823,529.41	7.0588235280%
LIBOR Lending Office: Same as Above

Schedule 1.1 – Page 5

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Name and Address	Term Loan A Commitment	Term Loan A Commitment Percentage
Royal Bank of Canada Global Loans Administration 20 King Street West, 4th Floor Toronto, Ontario, Canada Attention: Manager, Loans Administration Telephone: (212) 428-6343 Facsimile: (212) 428-2372	$8,823,529.41	7.0588235280%
LIBOR Lending Office: Same as Above
Cadence Bank, N.A. 102 Woodmont Boulevard, Suite 243 Nashville, Tennessee 37205 Attention: Drew Healy Telephone: (615) 345-0209 Facsimile: (205) 488-3320	$7,352,941.18	5.8823529440%
LIBOR Lending Office: Same as Above
Whitney Bank dba Hancock Bank 12 Cadillac Drive, Suite 180 Brentwood, Tennessee 37207 Attention: Brian Wille Telephone: (615) 823-1866 Facsimile: (615) 373-3990	$5,882,352.94	4.7058823520%
LIBOR Lending Office: Same as Above
Pinnacle Bank 150 Third Avenue S., Suite 800 Nashville, Tennessee 37203 Attention: Allison Jones Telephone: (615) 743-6051 Facsimile: (615) 743-6151	$3,823,529.41	3.0588235280%
LIBOR Lending Office: Same as Above
CapStar Bank 201 4th Avenue North, Suite 950 Nashville, Tennessee 37219 Attention: Mark D. Mattson Telephone: (615) 732-6414 Facsimile: (615) 732-6415	$3,529,411.76	2.8235294080%

Schedule 1.1 – Page 6

110012211\V-6

Name and Address	Term Loan A Commitment	Term Loan A Commitment Percentage
LIBOR Lending Office: Same as Above
Renasant Bank 1820 West End Avenue Nashville, Tennessee 37203 Attention: Craig Gardella Telephone: (615) 234-1625 Facsimile: (615) 340-3027	$2,941,176.47	2.3529411760%
LIBOR Lending Office: Same as Above
TOTAL	$125,000,000.00	100%

* Percentages may not add to 100% due to rounding.

Schedule 1.1 – Page 7

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LENDERS AND COMMITMENTS

TERM LOAN B COMMITMENT

Name and Address	Term Loan B Commitment	Term Loan B Commitment Percentage

TOTAL	$00.00	N/A

Schedule 1.1 – Page 8

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LENDERS AND COMMITMENTS

TOTAL COMMITMENT

Name	Total Commitment	Total Commitment Percentage
KeyBank National Association	$40,000,000.23	13.3333334100%
JPMorgan Chase Bank, N.A.	$40,000,000.23	13.3333334100%
CitiBank, N.A.	$39,999,999.53	13.3333331767%
Capital One, National Association	$35,294,117.65	11.7647058833%
Fifth Third Bank	$24,705,882.35	8.2352941167%
Citizens Bank, N.A.	$21,176,470.59	7.0588235300%
Raymond James Bank, N.A.	$21,176,470.59	7.0588235300%
Royal Bank of Canada	$21,176,470.59	7.0588235300%
Cadence Bank, N.A.	$17,647,058.82	5.8823529400%
Whitney Bank dba Hancock Bank	$14,117,647.06	4.7058823533%
Pinnacle Bank	$9,176,470.59	3.0588235300%
CapStar Bank	$8,470,588.24	2.8235294133%
Renasant Bank	$7,058,823.53	2.3529411767%
TOTAL	$300,000,000.00	100%

*Percentages may not add to 100% due to rounding.

Schedule 1.1 – Page 9

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Schedule 2.9

Permitted uses of loaNs

Projected Facility Funding Events for MedEquities Realty Trust, Inc.
Maximum Amount

Haven Healthcare construction mortgage note receivable remaining funding	$4,666,584.00

Fundamental Mountain’s Edge Hospital remaining funding for expansion	$5,675,163.00

Total	$10,341,747.00

Schedule 1.1 – Page 10

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EXHIBIT A

REVOLVING CREDIT LOAN BALANCES

Name	Revolving Credit Loan Balance
KeyBank National Association	$20,506,666.78
JPMorgan Chase Bank, N.A.	$20,506,666.78
CitiBank, N.A.	$20,506,666.43
Capital One, National Association	$18,094,117.65
Fifth Third Bank	$12,665,882.35
Citizens Bank, N.A.	$10,856,470.59
Raymond James Bank, N.A.	$10,856,470.59
Royal Bank of Canada	$10,856,470.59
Cadence Bank, N.A.	$9,047,058.82
Whitney Bank dba Hancock Bank	$7,237,647.06
Pinnacle Bank	$4,704,470.59
CapStar Bank	$4,342,588.24
Renasant Bank	$3,618,823.53
TOTAL	$153,800,000.00

Schedule 2.9 – Page 1

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